As filed with the Securities and Exchange Commission on April 13, 2006
Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AZTEK VENTURES INC.
(Name of small business issuer in its charter)

NEVADA	1000	33-1133537
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

435 Martin Street, Suite 3080
Blaine, WA 98230
Tel: (360) 332-3170
(Address and telephone number of principal executive offices)

CAMLEX MANAGEMENT (NEVADA) INC.
8275 S. Eastern Avenue, Suite 200
Las Vegas, NV 89123
Tel: 702-990-8800
(Name, address and telephone number of agent for service)

Copies to:
O’NEILL LAW GROUP PLLC
435 Martin Street, Suite 1010, Blaine, WA 98230
Tel: 360-332-3300

Approximate date of commencement of proposed sale to the public:	As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Dollar Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share, previously issued to investors	$107,031.25	$0.05	$107,031.25	$11.45
(1)	Total represents 2,140,625 shares issued by Aztek Ventures Inc. in a private placement transaction completed on August 31, 2005.
(2)	This price was arbitrarily determined by Aztek Ventures Inc.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 6, 2006.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

AZTEK VENTURES INC.

PROSPECTUS
--------------------------
2,140,625 SHARES
COMMON STOCK
-------------------------

The selling stockholders named in this prospectus are offering the 2,140,625 shares of common stock of Aztek Ventures Inc. (“Aztek”) offered through this prospectus. Aztek has set an offering price for these securities of $0.05 per share of its common stock offered through this prospectus.

			Proceeds to Selling Stockholders
	Offering Price	Commissions	Before Expenses and Commissions

Per Share	$0.05	Not Applicable	$0.05

Total	$107,031.25	Not Applicable	$107,031.25

Aztek is not selling any shares of its common stock in this Offering and therefore will not receive any proceeds from this Offering.

Aztek’s common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.05 per share until such time as the shares of the Aztek’s common stock are traded on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”). Although Aztek intends to apply for trading of its common stock on the OTC Bulletin Board, public trading of its common stock may never materialize. If Aztek’s common stock becomes traded on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling stockholders.

---------------

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 5 through 8 before buying any shares of Aztek’s common stock.

This Offering will terminate nine months after this prospectus is declared effective by the SEC. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or similar account.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: April 6, 2006

i

--------------------------
PROSPECTUS
--------------------------
AZTEK VENTURES INC.
2,140,625 SHARES
COMMON STOCK
--------------------------

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ii

SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Aztek” refer to Aztek Ventures Inc. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

AZTEK VENTURES INC.

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We currently own a 100% undivided interest in a mineral property located in the Province of British Columbia, Canada, that we call the “Ideal Property.” The Ideal Property consists of an area of approximately 169 hectares located in on Vancouver Island, approximately 13 miles west of the City of Port Alberni. Title to the Ideal Property is currently held by our wholly owned subsidiary, Tekaz Mining Corp. (“Tekaz”). Our plan of operation is to conduct mineral exploration activities on the Ideal Property in order to assess whether it possess deposits of gold, silver or copper capable of commercial extraction.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such deposits are discovered, that we will enter into further substantial exploration programs.

Summary Financial Information

Our financial information as of the three month period ended November 30, 2005 and our fiscal years ended August 31, 2005 and 2004 is summarized below:

Summary Balance Sheet Information:	As at November 30, 2005 (Unaudited)	As at August 31, 2005 (Audited)	As at August 31, 2004 (Audited)
Cash	$58,672	$70,791	$242
Total Assets	$68,507	$71,016	$242
Liabilities	$(6,943)	$(8,736)	$(1,340)
Total Stockholders’ Equity (Deficiency)	$61,564	$62,280	$(1,098)

Summary Statement of Operations:	Three Months Ended November 30, 2005 (Unaudited)	Year Ended August 31, 2005 (Audited)	Year Ended August 31, 2004 (Audited)
Revenue	$ --	$ --	$ --
Expenses	$(882)	$(7,269)	$(123)
Net Loss	$(882)	$(7,269)	$(123)
Net Loss Per Common Share	$(0.00)	$(0.00)	$(0.00)

About Us

We were incorporated on April 5, 2002 under the laws of the State of Nevada. Our principal offices are located at Suite 3080, 435 Martin Street, Blaine WA, 98230. Our telephone number is (360) 332-3170.

THE OFFERING

The Issuer:	Aztek Ventures Inc.

Selling Security Holders:

The selling stockholders named in this prospectus are existing stockholders of Aztek who purchased shares of our common stock in a private placement transaction completed on August 31, 2005. The issuance of the shares by us to the selling stockholders was exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). See “Selling Security Holders”.

Securities Being Offered:	Up to 2,140,625 shares of our common stock, par value $0.001 per share.

Offering Price:

The offering price of the common stock has been set at $0.05 per share. We intend to apply to the OTC Bulletin Board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders.

Duration of Offering:	This offering will terminate nine months after this prospectus is declared effective by the SEC.

Minimum Number of Shares To Be Sold in This Offering:	None.

Common Stock Outstanding Before and After the Offering:	7,640,625 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing stockholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

GLOSSARY OF TECHNICAL GEOLOGICAL TERMS

The following defined technical terms are used in our prospectus:

Andesite	An igneous lava flow usually greenish in color formed by the emergence of molten magma through volcanic pipes.

Assay Value

The quantity of an ore’s valuable constituents, determined by multiplying its assay grade or percentage of valuable constituents by its dimensions. The figure for precious metals is generally given in troy ounces per ton of ore.

Azurite	An azure blue vitreous mineral of basic copper carbonate, used as a copper ore and as a gemstone.

Basalt	A dark colored form of volcanic rock.

Brecciation	The formation of angular rock fragments.

Chalcopyrite	A copper iron sulfide mineral that is one of the most important sources of copper.

Diorite	A dark colored intermediate intrusive igneous rock. Diorite is an extremely hard rock.

Galena	A lead ore. An abundant and widely distributed sulfide mineral.

Gangue	The valueless minerals in an ore. The part of an ore that is not economically desirable, but cannot be avoided in mining.

Granodiorite	An intrusive igneous rock, similar to granite.

Igneous	A type of rock formed by the consolidation of magma.

Jurassic	Second Period of Mesozoic Era. Covered span of time between 190 – 135 million years before the present time.

Karmutsen Group	A formation found on Vancouver Island, in the Province of British Columbia, Canada.

Lava Flow	Hardened igneous rock created when molten rock cools and solidifies.

Malachite	A carbonate mineral that often results from the weathering of copper ores. Typically associated with copper deposits associated with limestone.

Mineralization	The concentration of metals and their chemical compounds within a body of rock.

Ore	A mixture of minerals and gangue from which at least one metal can be extracted at a profit.

Pillow Lava	A type of rock formed when lava emerges from an underwater volcanic vent or when lava flows enter the ocean.

Propylitic Alteration	A low temperature alteration of rocks that usually turns the rocks green. Propylitic alteration is often found around ore bodies.

Pyrite

The most common of the sulfide minerals. It is usually found associated with other sulfides or oxides in quartz veins, sedimentary rock and metamorphic rock, as well as in coal beds, and as the replacement mineral in fossils.

Quartz	A mineral whose composition is silicon dioxide. A crystalline form of silica.

Reserve	For the purposes of this prospectus: that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

Shale	A fine grained sedimentary rock whose original constituents were clays or muds.

Slate	A fine-grained, homogeneous, metamorphic rock which was derived from an original sedimentary rock composed of clay or volcanic ash.

Sphalerite	A chief ore of zinc.

Stockwork	A mineral deposit consisting of a three-dimensional network of planar to irregular veinlets.

Sulfide	A mineral compound characterized by the linkage of sulfur with a metal or semimetal.

Triassic	The system of strata that was deposited between 210 and 250 million years before the present time.

Tuff	Tuff is a type of rock consisting of consolidated volcanic ash ejected from vents during a volcanic eruption.

Vein	An occurrence of ore with an irregular development in length, width and depth usually from an intrusion of igneous rock.

Veinlet	A small or secondary vein.

Vug	A small cavity found inside a rock and formed when crystals form inside the rock matrix and are later removed through erosion.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

Our current operating funds are sufficient to meet the anticipated cost of Phase II of our exploration program and of operating our business for the next twelve months. However, our existing funds may be insufficient if the actual costs of our exploration program significantly exceed our estimates or if we decide to proceed beyond Phase II of our exploration program or if we decided to begin mining efforts in the event that it is determined that our property contains mineral reserves. Therefore, we will need to obtain additional financing in order to complete our full business plan. As of November 30, 2005, the date of our most recently available financial statements, we had cash on hand in the amount of $58,672. We have not earned any income since our inception. Our plan of operation calls for significant expenses in connection with the exploration of our mineral claims. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors outside of our control, including the results from our exploration program, and any unanticipated problems relating to our mineral exploration activities, including environmental assessments and additional costs and expenses that may exceed our current estimates. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us in which case our business will fail.

We have yet to earn revenue and, because our ability to sustain our operations is dependent on our ability to raise financing, our accountants believe there is substantial doubt about our ability to continue as a going concern.

We have accrued net losses of $14,749 for the period from our inception on April 5, 2002 to November 30, 2005, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern. Telford Sadovnick, PLLC, Certified Public Accountants, our independent auditors, have expressed substantial doubt about our ability to continue as a going concern given our accumulated losses. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our auditor's comments when determining if an investment in Aztek is suitable.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The Ideal Property does not contain a known body of commercial ore and, therefore, any program conducted on the Ideal Property would be an exploratory search of ore. There is no certainty that any expenditures made in the exploration of the Ideal Property will result in discoveries of commercial quantities of ore. Most exploration projects do not result in the discovery of commercially mineable deposits of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration program do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon our possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations.

We have no known mineral reserves and if we cannot find any, we will have to cease operations.

We have no mineral reserves. If we do not find a mineral reserve or if we cannot complete the exploration of the mineral reserve, either because we do not have the money to do it or because it will not be economically feasible to do it, we will have to cease operations and you will lose your investment. Mineral exploration is highly speculative. It involves many risks and is often non-productive. Even if we are able to find mineral reserves on our property our production capability is subject to further risks including:

-

Costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities, all of which we have not budgeted for;

-	Availability and costs of financing;
-	Ongoing costs of production; and
-	Environmental compliance regulations and restraints.

The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the lack of milling facilities and processing equipment near the Ideal Claim, and such other factors as government regulations, including regulations relating to allowable production, importing and exporting of minerals, and environmental protection.

Given the above noted risks, the chances of finding reserves on our mineral properties are remote and funds expended on exploration will likely be lost.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no insurance to cover against these hazards. The payment of such liabilities may result in our inability to complete our planned exploration program and/or obtain additional financing to fund our exploration program.

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the Province of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

  Water discharge will have to meet drinking water standards;

  Dust generation will have to be minimal or otherwise re-mediated;

  Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

  An assessment of all material to be left on the surface will need to be environmentally benign;

  Ground water will have to be monitored for any potential contaminants;

  The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be remediated; and

  There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Our annual cost of compliance with the British Columbia Mineral Tenure Act is currently approximately $581 per year. There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If remediation costs exceed our cash reserves we may be unable to complete our exploration program and have to abandon our operations.

Because our executive officers and directors do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

Our executive officers and directors do not have any formal training as geologists or in the technical aspects of management of a mineral exploration company. With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

Because our President, Curt White, owns 72.0% of our outstanding common stock, investors may find that corporate decisions controlled by Mr. White may be inconsistent with the interests of other stockholders.

Curt White, our President, controls 72.0% of our issued and outstanding shares of common stock. Accordingly, in accordance with our Articles of Incorporation and Bylaws, Mr. White is able to control who is elected to our board of directors and thus could act, or could have the power to act, as our management. Since Mr. White is not simply a passive investor but is also one of our active executives, his interests as an executive may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. White exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of our Board of Directors. Also, due to his stock ownership position, Mr. White will have: (i) the ability to control the outcome of most corporate actions requiring stockholder approval, including amendments to our articles of incorporation; (ii) the ability to control corporate combinations or similar transactions that might benefit minority stockholders which may be rejected by Mr. White to their detriment, and (iii) control over transactions between him and Aztek.

We may conduct further offerings in the future in which case your shareholdings will be diluted.

We completed an offering of 2,140,625 shares of our common stock at a price of $0.04 CDN (approximately $0.034 US) per share to investors on August 31, 2005. Since our inception, we have relied on such equity sales of our common stock to fund our operations. We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us will be diluted. The result of this could reduce the value of your stock.

If a market for our common stock does not develop, stockholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We intend to apply for trading of our common stock on the OTC Bulletin Board. However, we can provide no assurance that our shares will be approved for trading on the OTC Bulletin Board or, if traded, that a public market will materialize. If our common stock is not traded on the OTC Bulletin Board or if a public market for our common stock does not develop, stockholders may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

Because our stock is a penny stock, stockholders will be more limited in their ability to sell their stock.

The shares offered by this prospectus constitute a penny stock under the Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. The classification as a penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than having to comply with these rules, some broker-dealers will refuse to attempt to sell a penny stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The $0.05 per share offering price of our common stock was determined based on our internal assessment of what the market would support. However, the selection of this particular price was influenced by the last sales price from our most recent private offering of 2,140,625 shares of our common stock which was completed on August 31, 2005 at a price of $0.04 CDN (approximately $0.034 US) per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the OTC Bulletin Board for the trading of our common stock upon our becoming a reporting entity under the Exchange Act. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the 2,140,625 shares of common stock offered through this prospectus. The selling stockholders acquired the 2,140,625 shares of common stock offered through this prospectus from us in an offering that was exempt from registration under Regulation S of the Securities Act and completed on August 31, 2005.

The following table provides as of April 6, 2006 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

1.	the number of shares beneficially owned by each prior to this Offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be beneficially owned by each upon completion of the Offering; and
4.	the percentage owned by each upon completion of the Offering.

Name Of Selling Stockholder (1)	Beneficial Ownership Before Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering(1)
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
Jason Andrew	5,000	*	5,000	NIL	*
Kelvin A.E. Andrew	5,000	*	5,000	NIL	*
Patricia A. Andrew	5,000	*	5,000	NIL	*
V. Jeanne Blue	15,000	*	15,000	NIL	*
Ramona Boos	5,000	*	5,000	NIL	*
Patrick Corsi	125,000	1.64%	125,000	NIL	*
C. Squared Enterprise Corp.(3)	125,000	1.64%	125,000	NIL	*
Sharon Dixon	50,000	*	50,000	NIL	*
Jackie Farmer	5,000	*	5,000	NIL	*
Ken Fong	5,000	*	5,000	NIL	*
Gordon F. Gaglardi	25,000	*	25,000	NIL	*
Myles Husler	5,000	*	5,000	NIL	*
Sally Husler	5,000	*	5,000	NIL	*
Laura Hussey	5,000	*	5,000	NIL	*
David Kariotakis	62,500	*	62,500	NIL	*
Kelly Kennedy	10,000	*	10,000	NIL	*
Christo Kokkas	5,000	*	5,000	NIL	*
Iwowa Kozak	5,000	*	5,000	NIL	*
Stephen Lammers	5,000	*	5,000	NIL	*
Carleen Lay	25,000	*	25,000	NIL	*
David Lay	25,000	*	25,000	NIL	*
Chuck Lee	10,000	*	10,000	NIL	*
Mitchell Lee	30,500	*	30,500	NIL	*
Christine Liu	22,875	*	22,875	NIL	*
Tse Kin Liu	61,000	*	61,000	NIL	*
Wendy Liu	45,750	*	45,750	NIL	*
Michele Massey	150,000	1.96%	150,000	NIL	*
Mark Mclean	175,000	2.29%	175,000	NIL	*
Wanda Naumczyk	5,000	*	5,000	NIL	*

Name Of Selling Stockholder (1)	Beneficial Ownership Before Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering(1)
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
R. Anna Rzepczyk(4)	183,000	2.40%	183,000	NIL	*
Lai Gen Shen	5,000	*	5,000	NIL	*
Ping Shen	5,000	*	5,000	NIL	*
Shi Fang Shi	5,000	*	5,000	NIL	*
Michelle Sloboda	5,000	*	5,000	NIL	*
Elizabeth Stuffco	5,000	*	5,000	NIL	*
Halina Stuffco	5,000	*	5,000	NIL	*
Diane Travis	50,000	*	50,000	NIL	*
Karen Diane Travis	175,000	2.29%	175,000	NIL	*
Don Trostheim	125,000	1.64%	125,000	NIL	*
My Ai Truong	5,000	*	5,000	NIL	*
Thi Mai Truong	5,000	*	5,000	NIL	*
Valentina Tuss	152,500	2.00%	152,500	NIL	*
Joseph Vallee	50,000	*	50,000	NIL	*
Bryan Velve	150,000	1.96%	150,000	NIL	*
Luciana Velve	50,000	*	50,000	NIL	*
Mark Van Der Horst	125,000	1.64%	125,000	NIL	*
Chantal Vandermay	5,000	*	5,000	NIL	*
Randy Yoshida	12,500	*	12,500	NIL	*
TOTAL	2,140,625	28.02%	2,140,625	NIL	*

Notes
*	Represents less than 1%
(1)

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)

Applicable percentage of ownership is based on 7,640,625 shares of common stock outstanding as of April 6, 2006, plus any securities held by such security holder exercisable for or convertible into shares of common stock within sixty (60) days after the date of this prospectus, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(3)	The shares owned by C. Squared Enterprise Corp. are beneficially owned by Constantine Carmichel.
(4)	R. Anna Rzepczyk is the sister of Teresa Rzepczyk, our Secretary and Treasurer and a member of our Board of Directors.

Except as disclosed above, none of the selling stockholders:

(i)	has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years; or

(ii)	has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling stockholders to sell their shares on a continuous or delayed basis for a period of nine months after this registration statement is declared effective. The selling stockholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;

2.	In privately negotiated transactions; or

3.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the OTC Bulletin Board. Although we intend to apply for trading of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;

2.	A price related to such prevailing market price of our common stock; or

3.	Such other price as the selling stockholders determine from time to time.

The selling stockholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders named in this prospectus. The estimated costs of this offering are $17,015. We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares.

Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

We are required by Section 78.090 of the Nevada Revised Statutes (the “NRS”) to maintain a resident agent in the State of Nevada. Our resident agent for this purpose is Camlex Management (Nevada) Inc. of 8275 S. Eastern Avenue, Suite 200, Las Vegas, Nevada 89123. All legal process and any demand or notice authorized by law to be served upon us may be served upon our resident agent in the State of Nevada in the manner provided in NRS 14.020(2) ..

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The names and ages of our officers and directors as of April 6, 2006 are as follows:

Name of Director	Age	Positions
Curt White	40	President and Director
Teresa Rzepczyk	30	Secretary, Treasurer and Director

Curt White is our President and a member of our Board of Directors. Since 1989, Mr. White has been employed by F.R. Imaging 1990 Ltd., an x-ray and ultrasound systems service and repair company. Mr. White received an Engineering Technologist Diploma from the British Columbia Institute of Technology in 1989.

Teresa Rzepczyk is our Secretary and Treasurer and a member of our Board of Directors. Since October of 1998, Ms. Rzepczyk has worked as an administrative assistant for Stream Communications Network Inc.

Our executive officers and directors do not have formal training as geologists or in the technical or managerial aspects of managing a mineral exploration company. Accordingly, we will have to rely on the technical services of others to advise us on the managerial aspects specifically associated with a mineral exploration company. We do not have any employees who have professional training or experience in the mining industry. We rely on independent geological consultants to make recommendations to us on work programs on our property, to hire appropriately skilled persons on a contract basis to complete work programs and to supervise, review, and report on such programs to us.

Term of Office

Members of our Board of Directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our Board of Directors and hold office until removed by the Board.

Significant Employees

We have no significant employees other than our executive officers and directors.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place. We have a verbal arrangement with the consulting geologist currently conducting the exploratory work on the Ideal Property. We pay to this geologist the usual and customary rates received by geologists performing similar consulting services.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any members that qualify as “audit committee financial experts.” We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 6, 2006 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each member of our Board of Directors, and (iii) each of our executive officers. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
Common Stock	Curt White President and Director #31 – 6465 184A Street Surrey, BC, Canada V3S 8X9	5,500,000 Direct	72.0%
Common Stock	Teresa Rzepczyk #701 – 1288 Broughton Street Vancouver, BC, Canada V6G 2B5	Nil	N/A
Common Stock	All Officers and Directors as a Group (2 persons)	5,500,000	72.0%
Holders of More than 5% of Our Common Stock
Common Stock	Curt White President and Director #31 – 6465 184A Street Surrey, BC, Canada V3S 8X9	5,500,000 Direct	72.0%

(1)

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 6, 2006. As of April 6, 2006, there were 7,640,625 shares of our common stock issued and outstanding.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, of which 7,460,625 shares are issued and outstanding, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. We have not issued any shares of preferred stock.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes (the “NRS”) and Section 8 of our Bylaws, at lease one percent (1%) of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the stockholders of the Company in order to constitute a valid quorum for the transaction of business. Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action, provided, however, that directors shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote. Certain fundamental corporate changes, such as the liquidation of all of our assets or amendments to our Articles of Incorporation, require the approval of holders of a majority of the outstanding shares entitled to vote.

Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

The holders of our common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our Board of Directors, from funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all our assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of our common stock.

Preferred Stock

Our Board of Directors is authorized by our Articles of Incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our Board of Directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock, including, but not limited to, the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our Board of Directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

If dividend rights are fixed by our Board of Directors with respect to our preferred stock, holders of our common stock will not be entitled to received dividends or other distributions (unless such dividends or distributions are payable solely in shares of common stock), nor may we redeem, purchase, or otherwise acquire for consideration, shares of our common stock, unless the dividends payable to holders of our preferred stock for the current period (and, in the case of cumulative dividends, if any, dividends payable for all past periods) have been paid, are being paid or have been set aside for payment in accordance with the terms fixed by our Board of Directors.

If liquidation preferences are fixed by our Board of Directors with respect to our preferred stock, holders of such preferred stock will be entitled to receive, before any payment or other distribution is made to holders of our common stock, a distribution per share equal to the amount of that liquidation preference, if any. In addition, our Board of Directors may fix liquidation rights for our preferred stock such that the holders of such preferred stock are also entitled to receive amounts equal to any accumulated and unpaid dividends, if any. For the purposes of determining liquidation rights, the sale, lease or exchange of all or substantially all of our property and assets, as well as consolidations and mergers, will not be considered to be an event of liquidation.

We have not issued any shares of our preferred stock and no series, designations, rights, qualifications, preferences, limitations or terms have been fixed by our Board of Directors with respect to our preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Currently, there are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws. Section 78.288 of the NRS does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)

except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Nevada Anti-Takeover laws

Sections 78.378 to 78.3793 of the NRS provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. As provided in Article 6 of our Articles of Incorporation, we have elected not be governed by the provisions of sections 78.378 to 78.3793 of the NRS.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

O’Neill Law Group PLLC has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock.

Telford Sadovnick, PLLC, Certified Public Accountants (“Telford Sadovnick”), our independent registered public accounting firm, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Telford Sadovnick has presented its report with respect to our audited financial statements. The report of Telford Sadovnick is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on April 5, 2002 under the laws of the State of Nevada.

The following persons may be described as “promoters” as defined in Rule 405 of the Securities Act by virtue of their roles in founding and organizing our company:

Curt White
Teresa Rzepczyk

We have not engaged in any transactions with Ms. Rzepczyk since our incorporation. The transactions that we have engaged in with Mr. White are described under the heading “Certain Relationships and Related Transactions,” below.

DESCRIPTION OF BUSINESS

In General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We currently own a 100% undivided interest in a mineral property located in the Province of British Columbia, Canada, that we refer to as the “Ideal Property” or the “Ideal Claim.” We are currently conducting mineral exploration activities on the Ideal Property in order to assess whether it contains any commercially exploitable gold, silver or copper reserves. Currently, there are no known mineral reserves on the Ideal Property.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposits exist on our mineral claims, that we will discover commercially exploitable levels of mineral resources on our properties, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mineral claims possess commercially exploitable mineral deposits of copper, silver and gold.

Acquisition of the Ideal Claim

In September, 2002, through our wholly owned subsidiary, Tekaz Mining Corp., we purchased a 100% undivided interest in 6 mineral claims known as the Ideal 1, Ideal 2, Ideal 3, Ideal 4, Ideal 5 and Ideal 6 claims (the “Original Claims”) from Patricia Shore at a price of $5,000 CDN (approximately $3,269 US).

In December, 2005, we restaked the Original Claims as a single claim now known as the Ideal Claim. The area covered by the Ideal Claim encompasses the Original Claims.

Description of Property and Location of the Ideal Claim

The Ideal claim is comprised of an eight-cell claim block covering an area of approximately 169 hectares, located on Vancouver Island in the Province of British Columbia, Canada, approximately 13 miles west of the City of Port Alberni.

The Ideal Claim is recorded with the Ministry of Mines as follows:

Name of Mineral Claim	Area in Hectares	Tenure Number	Expiry Date
IDEAL	168.592 (approximately 417 acres)	523611	December 8, 2006

Ownership of the Ideal Property entitles us to those minerals that are situated vertically downwards from and inside the boundaries of the claim. The Province of British Columbia owns surface rights to the land covered by the claim. To our knowledge, there are no aboriginal land claims that might affect our title to our mineral claims or the Province’s title of the property and is not currently subject to any known environmental liabilities.

In order to maintain the Ideal Property in good standing, we must complete minimum exploration work on the mineral claim and file confirmation of the completion of the work with the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia (the “Ministry of Mines”). In lieu of completing this work, we may pay a fee equal to the minimum exploration work that must be performed with the Ministry of Mines. The completion of mineral exploration work or payment in lieu of exploration work in any year will extend the existence of our mineral claims for one additional year. Work completed in any given year in excess of the minimum work requirements may be carried forward to future years. Fees paid in lieu of work performed may not be carried forward or paid in advance. The minimum exploration work that must be performed and/or the fee for keeping our claim current is equal to $4.00 CDN (approximately $3.44 US) per hectare for the first three years, and then $8.00 CDN (approximately $6.88 US) per hectare thereafter. In addition, fees equal to $0.40 (approximately $0.34 US) per hectare per year must be paid in order to record the work performed and/or fee paid. The Ideal Property is comprised of approximately 169 hectares, meaning that we will be required to complete minimum exploration work or pay a minimum fee of $676 CDN (approximately $580 US) each year for the first three years and a minimum fee of $1,352 CDN (approximately $1,163 US) per year thereafter, in order to keep the Ideal Property current, plus recording fees of approximately $68 CDN (approximately $58 US) per year.

Fees have currently been paid to keep the Ideal Property in good standing until December 8, 2006. In addition, Phase I of our exploration program has been recently completed, at a cost of $4,500 US (approximately $5,233 CDN). As a result, we anticipate that the Ideal Property will remain in good standing for the next five years.

If we fail to complete the minimum required amount of exploration work or fail to make a payment in lieu of this exploration work, then our mineral claims will lapse and we will lose all interest that we have in these mineral claims.

Location

The Ideal Property is located in the Alberni Mining Division on Vancouver Island, in the Province of British Columbia, Canada, approximately 13 miles west of the City of Port Alberni. The property is accessible from Port Alberni via the Alberni-Tofino Highway for approximately 12 miles, and then by logging road directly to the property. Numerous inactive logging roads provide access within the property.

Infrastructure

Currently, there is no plant or equipment located on the Ideal Property. Sufficient water should be available for all phases of exploration on the property from numerous watercourses that exist within the confines of the property. Diesel-electrical power would be required in order to carry out any development or production work.

Property History

In 1985, an exploration program of geological mapping and sampling was completed by Royalon Petroleum Corporation on and peripheral to the vein system which runs through the Ideal Property. The report based on this exploration program stated that gold-bearing vein systems were exposed on the property over a 750 meter (2,460 foot) strike length and that the majority of assay values taken ranged from 0.010 to 0.272 oz/ton gold.

In 1987, Metaxa Resources Limited completed an exploration program on the ground now covered by the Ideal Claim. Reports on this exploration program outlined three potential ore shoots and reported three additional linear gold anomalies based on the geochemistry of the property. It was reported that drainages tested during the exploration program returned gold values in the range of 1,000 to 2,000 parts per billion.

Property Geology and Mineralization

The two dominant rock types on the Ideal Property are the lava flows and pillow lavas of the Karmutsen basaltic volcanics and fine-grained granodiorite which appears as an outcropping on the east and west extremities of the Ideal Property.

The Ideal Property is underlain by propylitically altered pillowed to massive andesite rock flows and tuffs of the Upper Triassic Karmutsen rock formation, intruded by quartz diorite of the Early to Middle Jurassic Island Plutonic Suite. A series of sub-parallel shear and fault zones strike in a northwesterly direction across the property. Locally, small highly deformed shale/slate bands occur between pillows and several of the bands are cut by a stockwork of carbonate veinlets. The propylitic alteration assemblage in the pillow lavas are comprised of chlorite, local carbonate and pyrite.

All mineralization found to date on the Ideal Property has been found in quartz vein systems hosted in altered volcanics, which may occur as single isolated veins or as a swarm of several veins and veinlets. The predominant vein orientation strikes west to northwest with a moderate northerly dip. Weaker mineralized cross structures with a northeasterly strike have also been located. The primary sulfide minerals are pyrite and chalcopyrite, with the exception of the far westerly exposure, where minor galena and trace amounts of sphalerite occur. Gangue mineralogy is comprised of quartz and minor carbonate. The vein structures are lense-like in nature and appear to follow both sheared planes within the Karmutsen volcanics and along joints in which there has been little or no visible movement. Common vein textures include both drusy and coarse crystalline linings of vugs and brecciation encompassing both quartz and silicified host rock. Surface exposures of the veins are stained with iron oxides, malachite, trace azurite and black copper/manganese wad mineralization.

Recommendations of Geological Report and the Geological Exploration Program

We engaged Laurence P. Sookochoff, P.Eng., to prepare a geological evaluation report on the Ideal Property. Mr. Sookochoff is a consulting professional engineer in the Geological Section of the Association of Professional Engineers and Geoscientists of the Province of British Columbia, Canada.

The work completed by Mr. Sookochoff in preparing the geological report consisted of the review of geological data from previous exploration within the region. The acquisition of this data involved the research and investigation of historic files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims.

We received the geological evaluation report on the Ideal Property entitled "Geological Evaluation Report on the Ideal Property" prepared by Mr. Sookochoff on January 10, 2006. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.

In his geological report, Mr. Sookochoff, recommended that a three phase continuing exploration program be undertaken on the property to determine the prime localities of mineralization on which to focus concentrated exploration. The three phase program consists of the following:

Phase	Exploration Program	Cost	Status
Phase I	Trenching and sampling over anomalous zones.	$4,500	Completed.
Phase II	Sampling and geological mapping of veins appearing within anomalous zones.	$7,500	Expected to commence in 2006, depending on the final results of Phase I.
Phase III	Diamond drill testing of prime targets identified in Phases I and II.	$38,000	Expected to commence in 2007, depending on the results of Phase II.
	Total Estimated Cost	$50,000

Work on Phase I of our exploration program has been completed and we are currently awaiting the written report of our consulting geologist. We expect to receive this report within 3 to 4 weeks of the date of this prospectus. Our consulting geologist has verbally confirmed with us that the results of Phase I were sufficiently favorable to justify proceeding to Phase II of the exploration program. As such, we expect that we will commence Phase II in 2006.

As of November 30, 2005, the date of our most recently available financial statements, we had cash on hand in the amount of $58,672 and a working capital surplus of $61,564. We currently have sufficient capital resources to meet the cost of Phase I and the expected cost of Phase II of our proposed exploration program and the anticipated costs of operating our business. However, if the actual costs of Phase II of our exploration program are greater than estimated, we may require additional financing. We may also require additional financing if we decide to proceed with Phase III of our exploration program or if we decide to proceed with additional work beyond Phase III. Currently, we do not have any additional financing arrangements in place.

Compliance with Government Regulations

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. The main agency that governs the exploration of minerals in the Province of British Columbia is the Ministry of Mines.

The Ministry of Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry of Mines regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to us is the British Columbia Mineral Tenure Act, and the British Columbia Mines Act, as well as the Health, Safety and Reclamation Code and the Mineral Exploration Code.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral titles in British Columbia. The Mineral Tenure Act also governs the issuance of leases which are long term entitlements to minerals.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be done in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. It outlines the powers of the Chief Inspector of Mines, to inspect mines, the procedures for obtaining permits to commence work in, on or about a mine and other procedures to be observed at a mine. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them. Waste approvals refer to the disposal of rock materials removed from the earth which must be reclaimed. An environmental impact statement may be required.

We have not budgeted for regulatory compliance costs in the proposed work program recommended by the geological report.

The Mineral Tenure Act requires that a holder of title to mineral claims must spend at least $4.00 CDN (approximately $3.44 US) per hectare per year during the first three years in order to keep the property in good standing, and $8.00 CDN (approximately $6.88 US) per hectare per year thereafter. The Ideal Property consists of an area of approximately 169 hectares. As such, our annual fee with respect to the Ideal Claim is expected to be approximately $676 CDN (approximately $580 US) for the first three years and $1,352 CDN (approximately $1,163 US) per year thereafter. The Ideal Property is currently in good standing until December 8, 2006. However, we have recently completed Phase I of our exploration program at a cost of $4,500 US (approximately $5,233 CDN). As a result, once this work has been recorded with the Ministry of Mines, we anticipate that the Ideal Property will remain in good standing for the next five years.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or on us in the event a potentially economic deposit is discovered.

If we anticipate disturbing ground during our mineral exploration activities, we will be required to make an application under the Mines Act for a permit. A permit is issued within 45 days of a complete and satisfactory application. We do not anticipate any difficulties in obtaining a permit, if needed. The initial exploration activities on the Sum Claims (grid establishment, geological mapping, soil sampling, and geophysical surveys) do not involve ground disturbance and as a result do not, at this time, require a work permit. Any follow-up trenching and/or drilling will require permits, applications for which will be submitted well in advance of the planned work.

If we enter the production phase, of which there is no assurance, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. The regulatory requirements that we will have to meet will likely include:

(i)	Ensuring that any water discharge meets drinking water standards;

(ii)	Dust generation will have to be minimal or otherwise re-mediated;

(iii)	Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

(iv)	All material to be left on the surface will need to be environmentally benign;

(v)	Ground water will have to be monitored for any potential contaminants;

(vi)	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

(vii)	There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Competition

We are an exploration stage company. We compete with other mineral resource exploration and development companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration and development companies with whom we compete have greater financial and technical resources than us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

Employees

As of the date of this prospectus, we have no employees other than our executive officers and directors. We conduct our business largely through consultants.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

Our plan of operation is to conduct mineral exploration activities on the Ideal Property in order to assess whether the property contains mineral reserves capable of commercial extraction. Our exploration program is designed to explore for commercially viable deposits of copper, silver and gold. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on the Ideal Property.

We received a geological evaluation report on the Ideal Property entitled "Geological Evaluation Report on the Ideal Property" prepared by Mr. Sookochoff on January 10, 2006. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.

Work on Phase I of our exploration program was completed early in 2006 and we are currently awaiting the report of our consulting geologist. We expect to receive this report within 3 to 4 weeks of the date of this prospectus. Our consulting geologist has verbally confirmed with us that the results of Phase I are sufficiently favorable to justify proceeding to Phase II of our exploration program. As such, we anticipate that Phase II will commence in the Summer of 2006, with results expected in the Fall of 2006. A final decision on when and whether we will commence with Phase II will be dependent upon the recommendations contained in our consulting geologist’s final written report on Phase I.

As of November 30, 2005, we had cash on hand in the amount of $58,672, and a working capital surplus of $61,564. We have sufficient cash on hand to pay the expected cost of Phase II of our exploration program in addition to the anticipated costs of operating our business for the next twelve months. However, there are no assurances that the actual cost of completing this exploration program will not exceed our estimates of those costs. If the actual costs of the exploration program are substantially greater than we have estimated, we may be required to seek additional financing. In addition, if we decide to proceed to Phase III of our exploration program, or if we decide to proceed with additional work beyond Phase III, of which there is no assurance, we may also be required to seek additional financing. We currently do not have any arrangements for additional financing.

During the exploration stage of our business, our President will be devoting approximately 10% of his time to our business. We do not foresee this limited involvement negatively impacting our company over the next twelve months as all exploratory work has been, and will continue to be, performed by outside consultants. Additionally, we will not have a need to hire any employees over the next twelve months, nor do we plan to make any purchases of equipment over the next twelve months. Outside consultants will be expected to provide all tools needed for the exploratory work being conducted.

We anticipate that we will incur the following expenses over the next twelve months:

Category	Planned Expenditures Over The Next 12 Months (US$)
Legal and Accounting Fees(1)	$12,000
Office Expenses	$3,000
Mineral Property Exploration Expenses	$7,500
TOTAL	$22,500

(1)	Excluding the estimated costs of this offering of $17,015.

Liquidity and Capital Resources

Working Capital
			Percentage
	At November 30, 2005	At August 31, 2005	Increase / (Decrease)
Current Assets	$68,507	$71,016	(3.5)%
Current Liabilities	(6,943)	(8,736)	(20.5)%
Working Capital (Deficit)	$61,564	$62,280	(1.1)%

As of November 30, 2005, we had cash on hand of $58,672. We have incurred an accumulated net loss of $14,749 for the period from the date of our inception on April 5, 2002 to November 30, 2005 and have not attained profitable operations to date.

Future Financings

Currently we have sufficient capital resources to meet the expected costs of Phase II of our exploration program and the expected costs of operating our business for the next twelve months. If actual costs are substantially greater than we have anticipated, we may be required to seek additional financing. In addition, if we decide to proceed with Phase III, or if we decide to proceed beyond Phase III, of which there is no assurance, we may also require additional financing. We anticipate relying on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.

Currently, we do not have any arrangements for additional financing.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DESCRIPTION OF PROPERTY

We currently do not own any physical property or own any real property. We purchased the Ideal Property from Patricia L. Shore at a cost of $5,000 CDN (approximately $3,269 USD). Title to the Ideal Property is currently held by our wholly owned subsidiary, Tekaz Mining Corp.

We currently rent our office space located at Suite 3080, 435 Martin Street, Blaine, Washington at a cost of $225 per month. This office space consists of approximately 142 square feet, and is subject to a one-year lease, ending on July 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than as noted in this section:

1.	Any of our directors or officers;
2.	Any person proposed as a nominee for election as a director;
3.	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
4.	Any of our promoters; and
5.	Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

On August 21, 2002, we issued 5,500,000 total shares of common stock to Curt White, our President and a member of our Board of Directors, at a price of $0.001 per share. The shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is currently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this prospectus, we have forty nine (49) registered stockholders.

Rule 144 Shares

As of the date of this prospectus, there are 76,406 shares of our common stock available for resale to the public. These shares are held by our President, Curt White. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the company's common stock then outstanding, which, in our case, is equal to approximately 76,406 shares as of the date of this prospectus; or

2.	The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

We are paying the expenses of the Offering because we seek to: (i) become a reporting company with the SEC under the Exchange Act; and (ii) enable our common stock to be traded on the OTC Bulletin Board. We plan to file a Form 8-A registration statement with the SEC concurrently with, or immediately following, the effectiveness of this Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the SEC under the Exchange Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the Exchange Act in order for our common stock to be eligible for trading on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing stockholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our exploration programs, we may need to raise additional capital. We believe that obtaining reporting company status under the Exchange Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Management Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for each of the last three fiscal years.

Name	Title	Annual Compensation				Long Term Compensation
		Year	Salary ($)	Bonus	Other Annual Compensation	Restricted Stock Awarded	Options/* SARs (#)	LTIP payouts ($)	All Other Compensation
Curt White	President, and Director	2005 2004 2003	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0
Teresa Rzepczyk	Secretary, Treasurer, and Director	2005 2004 2003	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0

Stock Option Grants

We do not have any stock options outstanding. No stock options or stock appreciation rights under any stock incentive plans were granted to our directors or officers since our inception.

FINANCIAL STATEMENTS

Index to Financial Statements:

1.	Audited financial statements for the years ended August 31, 2005 and 2004, including:

	(a)	Report of Independent Registered Public Accounting Firm;

	(b)	Consolidated Balance Sheets as at August 31, 2005 and August 31, 2004;

	(c)	Consolidated Statements of Operations for the years ended August 31, 2005 and August 31, 2004, and for the period from April 5, 2002 (date of inception) to August 31, 2005;

	(d)	Consolidated Statements of Cash Flows for the years ended August 31, 2005 and August 31, 2004 and for the period from April 5, 2002 (date of inception) to August 31, 2005;

	(e)	Consolidated Statement of Stockholders' Equity for the period from April 5, 2002 (date of inception) to August 31, 2005; and

	(f)	Notes to the Consolidated Financial Statements.

2.	Unaudited interim financial statements for the three months ended November 30, 2005, including:

	(a)	Consolidated Balance Sheets as at November 30, 2005 and August 31, 2005;

	(b)	Consolidated Statements of Operations for the three months ended November 30, 2005 and November 30, 2004 and for the period from April 5, 2002 (date of inception) to November 30, 2005;

	(c)	Consolidated Statements of Cash Flows for the three months ended November 30, 2005 and November 30, 2004 and for the period from April 5, 2002 (date of inception) to November 30, 2005;

	(d)	Consolidated Statement of Stockholders Equity for the period from April 5, 2002 (date of inception) to November 30, 2005; and

	(e)	Notes to the Consolidated Financial Statements.

AZTEK VENTURES INC.
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2005 AND 2004
(Audited)
(Stated in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Aztek Ventures Inc.
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Aztek Ventures Inc. (An Exploration Stage Company) as at August 31, 2005 and 2004, the related consolidated statements of operations, changes in stockholders’ equity (deficiency) and cash flows for each of the years then ended, and for the period from April 5, 2002 (inception) to August 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Aztek Ventures Inc. (An Exploration Stage Company) as at August 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years then ended, and for the period from April 5, 2002 (inception) to August 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TELFORD SADOVNICK, P.L.L.C

CERTIFIED PUBLIC ACCOUNTANTS
Bellingham, Washington
January 11, 2006

AZTEK VENTURES INC.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
(Audited)
(Stated in U.S. Dollars)

	AUGUST 31
	2005	2004

ASSETS

Current
Cash	$70,791	$242
Prepaid expenses	225	-
	$71,016	$242

LIABILITIES

Current
Accounts payable and accrued liabilities	$6,931	$-
Due to shareholder	1,805	1,340
	8,736	1,340

STOCKHOLDERS’ EQUITY (DEFICIENCY)

Share Capital
Authorized:
100,000,000 common voting shares with a par value of $0.001 per share
100,000,000 preferred shares with a par value of $0.001 per share

Issued and outstanding:
7,640,625 common shares at August 31, 2005
5,500,000 common shares at August 31, 2004	7,641	5,500

Share subscription receivable	(166)	-

Additional Paid-In Capital	68,672	-

Deficit Accumulated During The Exploration Stage	(13,867)	(6,598)
	62,280	(1,098)

	$71,016	$242

The accompanying notes are an integral part of these consolidated financial statements.

AZTEK VENTURES INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Audited)
(Stated in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			APRIL 5
			2002
	YEAR ENDED		(INCEPTION) TO
	AUGUST 31		AUGUST 31
	2005	2004	2005

Revenue	$-	$-	$-

Expenses
Mineral property acquisition cost	-	-	3,269
Professional fees	6,931	-	9,926
Office and sundry	1,209	120	1,540
Foreign exchange (gain) loss	(871)	3	(868)

Net Loss For The Period	$7,269	$123	$13,867

Basic And Diluted Loss Per Common
Share	$(0.00)	$(0.00)

Weighted Average Number Of Common
Shares Outstanding	5,505,865	5,500,000

The accompanying notes are an integral part of these consolidated financial statements.

AZTEK VENTURES INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Audited)
(Stated in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			APRIL 5
			2002
	YEAR ENDED		(INCEPTION) TO
	AUGUST 31		AUGUST 31
	2005	2004	2005

Cash provided by (used in):
Cash Flows From Operating Activities
Operating Activities
Net loss for the period	$(7,269)	$(123)	$(13,867)

Changes in non-cash operating working capital
items
Prepaid expenses	(225)	-	(225)
Accounts payable and accrued liabilities	6,931	-	6,931
Due to shareholder	465	-	1,805
	(98)	(123)	(5,356)

Cash Flows From Financing Activity
Shares issued for cash (net of receivable)	70,647	-	76,147

Increase (decrease) In Cash	70,549	(123)	70,791

Cash, Beginning Of Period	242	365	-

Cash, End Of Period	$70,791	$242	$70,791

Supplemental Disclosure Of Cash Flow
Information
Interest paid	$-	$-	$-
Income taxes paid	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

AZTEK VENTURES INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

PERIOD FROM APRIL 5, 2002 (INCEPTION) TO AUGUST 31, 2005
(Audited)
(Stated in U.S. Dollars)

	COMMON STOCK				DEFICIT
					ACCUMULATED
					DURING
			ADDITIONAL	SHARE	THE
			PAID-IN	SUBSCRIPTION	EXPLORATION
	SHARES	AMOUNT	CAPITAL	RECEIVABLE	STAGE	TOTAL

Balance, April 5, 2002 (Date of
inception)	-	$-	$-	$-	$-	$-

Shares issued for cash:
August 21, 2002 at $0.001	5,500,000	5,500	-	-	-	5,500
Net loss for the period	-	-	-	-	(2,266)	(2,266)

Balance, August 31, 2002	5,500,000	5,500	-	-	(2,266)	3,234

Net loss for the year	-	-	-	-	(4,209)	(4,209)

Balance, August 31, 2003	5,500,000	5,500	-	-	(6,475)	(975)

Net loss for the year	-	-	-	-	(123)	(123)

Balance, August 31, 2004	5,500,000	5,500	-	-	(6,598)	(1,098)

Shares issued for cash:
August 31, 2005 at $0.033	2,140,625	2,141	68,672	(166)	-	70,647
Net loss for the year	-	-	-	-	(7,269)	(7,269)

Balance, August 31, 2005	7,640,625	$7,641	$68,672	$(166)	$(13,867)	$62,280

The accompanying notes are an integral part of these consolidated financial statements.

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2005 and 2004
(Audited)
(Stated in U.S. Dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

Aztek Ventures Inc. (“the Company”) was incorporated in the State of Nevada on April 5, 2002, and its intended year end is August 31. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7. The Company has acquired a mineral property located in the Alberni Mining Division, British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resources properties. The Company has not commenced business operations.

These consolidated financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $13,867 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2005 and 2004
(Audited)
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Tezak Mining Corp. which was incorporated in British Columbia, Canada on September 19, 2002.

Organization and Start-up Costs

Costs of start up activities, including organizational costs, are expensed as incurred.

Mineral Property Acquisition Payments and Exploration Costs

The Company expenses all costs incurred on mineral properties to which it has secured exploration rights prior to the establishment of proven and probable reserves. If and when proven and probably reserves are determined for a property and a feasibility study prepared with respect to the property, then subsequent exploration and development costs of the property will be capitalized.

The Company regularly performs evaluations of any investment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets. All long-lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable.

Exploration expenditures

The Company follows a policy of expensing exploration expenditures until a production decision in respect of the project and the Company is reasonably assured that it will receive regulatory approval to permit mining operations, which may include the receipt of a legally binding project approval certificate.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2005 and 2004
(Audited)
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Exploration expenditures (Cont’d.)

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Financial Instruments

The carrying value of cash, prepaid expenses, due to shareholder and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2005 and 2004
(Audited)
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 – “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Basic and Diluted Net Loss per Share

The Company reports basic loss per share in accordance with SFAS No. 128 – “Earnings Per Share”. Basic loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. At August 31, 2005 and 2004, the Company has no common stock equivalents that were anti- dilutive and excluded in the earnings per share computation.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Cash and Cash Equivalents

Cash consists of cash on deposit with high quality major financial institutions, and to date has not experienced losses on any of its balances. The carrying amounts approximated fair market value due to the liquidity of these deposits. For purposes of the consolidated balance sheets and statements of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. At August 31, 2005 and 2004, the Company had no cash equivalents.

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2005 and 2004
(Audited)
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143’), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset.

The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of exploration. Accordingly, no liability has been recorded.

Revenue Recognition

The Company recognizes revenue in accordance with the criteria outlined in Securities Exchange Commission Staff Accounting Bulletin No. 104 (“SAP 104”), “Revenue Recognition”. Revenues will be recognized once they are earned; specifically when: (a) services are provided or products are delivered to customers, (b) clear proof that an arrangement exists, (c) amounts are fixed or can be determined, and (d) the Company’s ability to collect is reasonably assured.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In such cases, the amount of the impairment is determined based on the relative fair values of the impaired assets.

Exploration Stage Enterprise

The Company’s financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7 (“SFAS 7”), “Accounting and Reporting for Development Stage Enterprises,” as it devotes substantially all of its efforts to acquiring and exploring mineral properties in British Columbia, Canada. Until such properties are acquired and developed, the Company will continue to prepare its consolidated financial statements and related disclosures in accordance with entities in the exploration stage.

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2005 and 2004
(Audited)
(Stated in U.S. Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Regulatory Matters

The Company and its mineral property interest is subject to a variety of federal and provincial regulations governing land use, health, safety and environmental matters. The Company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

3.	RECENT ACOUNTING PRONOUNCEMENTS

a)

On March 31, 2004, the Emerging Issues Task Force (“EITF”) issued EITF 04-2, “Whether Mineral Rights are Tangible or Intangible Assets” (“EITF 04-2”) which concluded that mineral interest conveyed by leases should be considered tangible assets. On April 30, 2004, the Financial Accounting Standards Board (“FASB”) issued amended SFAS 141 and SFAS 142 to provide that certain mineral use rights are considered tangible assets and that mineral use rights should be accounted for based on their substance. The amendment was effective for the first reporting period beginning after April 29, 2004, with early adoption permitted. The Company adopted EITF No. 04-2 on March 10, 2005.

b)

On March 31, 2004, the EITF issued EITF 04-3, “Mining Assets’ Impairment and Business Combinations” (“EITF 04-3”) which concluded that entities should generally include values in mining properties beyond proven and probable reserves and the effects of anticipated fluctuations in the future market price of minerals in determining the fair value of mining assets. The Company adopted EITF 04-3 on March 10, 2005.

The adoption of EITF No. 04-2 and EITF 04-03 resulted in the Company capitalizing the acquisition costs for mineral properties acquired in 2005.

c)

In December 2004, FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123 (revised 2004)”), “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces FASB Statement No. 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2007. The Company has determined that the adoption of SFAS 123 (revised 2004) does not have an impact on its results of operations or financial position.

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2005 and 2004
(Audited)
(Stated in U.S. Dollars)

3.	RECENT ACOUNTING PRONOUNCEMENTS (Continued)

d)

In November 31, 2004, FASB issued Statement of Financial Accounting Standards No. 151 (“SFAS 151”), “Inventory Costs”. The adoption of SFAS 151 does not have an impact on the Company’s results of operations or financial position.

e)

In December 2004, FASB issued Statement of Financial Accounting Standards No. 153 (“SFAS 153”), “Exchanges of Non-monetary Assets – an amendment of APB Opinion No. 29”. The Company has determined that the adoption of SFAS 153 does not have an impact on the Company’s results of operations or financial position.

f)

In December 2004, FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123”), “Share-Based Payment”. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Company adopted SFAS 123 effective March 10, 2005.

g)

FASB Interpretation No.47 “Accounting for Conditional Asset Retirement Obligations” (FIN47) clarifies that the term “conditional asset retirement obligation”, as used in SFAS No. 143 “Accounting for Asset Retirement Obligation” (SFAS 143), refers to a legal obligation to perform as asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the Company. FIN47 is effective for financial years ending after December 15, 2005. The Company does not believe the adoption of FIN 47 will have a material impact on its accounts.

4.	MINERAL PROPERTY

Pursuant to a mineral property agreement dated September 19, 2002, the Company purchased a 100% undivided right, title and interest in a mineral claim in an area known as the Alberni Mining Division in British Columbia, Canada for a cash payment of $3,269.

5.	SHARE CAPITAL

On August 21, 2002, the Company issued 5,500,000 common shares at $0.001 for total cash proceeds of $5,500 to the president and director of the Company.

On August 31, 2005, the Company issued 2,140,625 common shares at $0.033 for total proceeds of $70,813. As at August 31, 2005, share subscription receivable related to this share issuance in the amount of $166 was shown as share subscription receivable on the consolidated balance sheets. On September 1, 2005, the $166 was received from the share subscriber.

As at August 31, 2005 and 2004, there were no outstanding stock options or warrants.

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2005 and 2004
(Audited)
(Stated in U.S. Dollars)

6.	INCOME TAXES

a)

Income tax provision (U.S.)

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured that it is more likely than not it will utilize the net operating losses carried forward in future years.

The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% (2004 – 34%) to income before income taxes. The difference results from the following items:

	2005	2004

Computed expected (benefit of) income taxes	$(2,471)	$(42)

Increase in valuation allowance	2,471	42

Income tax provision	$-	$-

Significant components of the Company’s deferred income tax assets are as follows:

	2005	2004

Net operating loss carry forward	$10,598	$3,329

Statutory tax rate	34%	34%

Deferred income tax asset	3,603	1,132

Valuation allowance	(3,603)	(1,132)

Net deferred tax assets	$-	$-

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AUGUST 31, 2005 and 2004
(Audited)
(Stated in U.S. Dollars)

6.	INCOME TAXES (Continued)

At August 31, 2005, the Company has net operating losses of approximately $10,598 which may be carried forward to apply against future years’ income for tax purposes, expiring as follows:

2022	$2,266
2023	940
2024	123
2025	7,269

b)	Income tax provision (Canadian)

A reconciliation of the income tax benefit (provisions) with amounts determined by applying the combined Canadian federal and provincial income tax rates of 35.79% (2004 – 37.79%) to the consolidated losses as follows:

	2005	2004

Net operating losses carry forward	$3,269	$3,269

Federal and provincial tax rate	35.79%	37.79%

Deferred income tax asset	1,170	1,235

Valuation allowance	(1,170)	(1,235)

Net deferred tax assets	$-	$-

At August 31, 2005, the Company has net operating losses of approximately $3,269 which may be carried forward to apply against future years’ income for tax purposes expiring in 2010.

7.	CONTRACTUAL OBLIGATIONS

The Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements or other matters, except as disclosed. Rental of premises is on a month-to-month basis.

AZTEK VENTURES INC.
(An Exploration Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS
NOVEMBER 30, 2005
(Unaudited)
(Stated in U.S. Dollars)

AZTEK VENTURES INC.
(An Exploration Stage Company)

INTERIM CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Stated in U.S. Dollars)

	November 30,	August 31,
	2005	2005

ASSETS

Current
Cash	$58,672	$70,791
Prepaid expenses	9,835	225
	$68,507	$71,016

LIABILITIES

Current
Accounts payable and accrued liabilities	$5,138	$6,931
Due to shareholder	1,805	1,805
	6,943	8,736

STOCKHOLDERS’ EQUITY (DEFICIENCY)

Share Capital
Authorized:
100,000,000 common voting shares with a par value of $0.001 per share
100,000,000 preferred shares with a par value of $0.001 per share

Issued and outstanding:
7,640,625 common shares at November 30, 2005
5,500,000 common shares at August 31, 2005	7,641	7,641

Share subscription receivable	-	(166)

Additional Paid-In Capital	68,672	68,672

Deficit Accumulated During The Exploration Stage	(14,749)	(13,867)
	61,564	62,280

	$68,507	$71,016

The accompanying notes are an integral part of these consolidated financial statements.

AZTEK VENTURES INC.
(An Exploration Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			APRIL 5
			2002
	THREE MONTHS ENDED		(INCEPTION) TO
	NOVEMBER 30		NOVEMBER 30
	2005	2004	2005

Revenue	$-	$-	$-

Expenses
Mineral property acquisition cost	-	-	3,269
Professional fees	873	-	10,799
Office and sundry	1,126	33	2,666
Foreign exchange (gain)	(1,117)	(14)	(1,985)

Net Loss For The Period	$882	$19	$14,749

Basic And Diluted Loss Per Common
Share	$(0.00)	$(0.00)

Weighted Average Number Of Common
Shares Outstanding	7,640,625	5,500,000

The accompanying notes are an integral part of these consolidated financial statements.

AZTEK VENTURES INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
			APRIL 5
			2002
	THREE MONTHS ENDED		(INCEPTION) TO
	NOVEMBER 30		NOVEMBER 30
	2005	2004	2005

Cash provided by (used in):
Cash Flows From Operating Activities
Operating Activities
Net loss for the period	$(882)	$(19)	$(14,749)

Changes in non-cash operating working capital
Items
Prepaid expenses	(9,610)	-	(9,835)
Accounts payable and accrued liabilities	(1,793)	-	5,138
Due to shareholder	-	-	1,805
	(12,285)	(19)	(17,641)

Cash Flows From Financing Activity
Shares issued for cash (net of receivable)	166	-	76,313

Increase (decrease) In Cash	(12,119)	(19)	58,672

Cash, Beginning Of Period	70,791	242	-

Cash, End Of Period	$58,672	$223	$58,672

Supplemental Disclosure Of Cash Flow
Information
Interest paid	$-	$-	$-
Income taxes paid	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

AZTEK VENTURES INC.
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
(Unaudited)
PERIOD FROM APRIL 5, 2002 (INCEPTION) TO NOVEMBER 30, 2005
(Stated in U.S. Dollars)

	COMMON STOCK				DEFICIT
					ACCUMULATED
					DURING
			ADDITIONAL	SHARE	THE
			PAID-IN	SUBSCRIPTION	EXPLORATION
	SHARES	AMOUNT	CAPITAL	RECEIVABLE	STAGE	TOTAL

Balance, April 5, 2002 (Date of inception)	-	$-	$-	$-	$-	$-

Shares issued for cash:

August 21, 2002 at $0.001	5,500,000	5,500	-	-	-	5,500

Net loss for the period	-	-	-	-	(2,266)	(2,266)

Balance, August 31, 2002	5,500,000	5,500	-	-	(2,266)	3,234

Net loss for the year	-	-	-	-	(4,209)	(4,209)

Balance, August 31, 2003	5,500,000	5,500	-	-	(6,475)	(975)

Net loss for the year	-	-	-	-	(123)	(123)

Balance, August 31, 2004	5,500,000	5,500	-	-	(6,598)	(1,098)

Shares issued for cash:

August 31, 2005 at $0.033	2,140,625	2,141	68,672	(166)	-	70,647

Net loss for the year	-	-	-	-	(7,269)	(7,269)

Balance, August 31, 2005	7,640,625	$7,641	$68,672	$(166)	$(13,867)	$62,280

Share subscription received				166		166

Net loss for the period					(882)	(882)

Balance, November 30, 2005	7,640,625	7,641	68,672	-	(14,749)	61,564

The accompanying notes are an integral part of these consolidated financial statements.

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
NOVEMBER 30, 2005
(Unaudited)
(Stated in U.S. Dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

Aztek Ventures Inc. (“the Company”) was incorporated in the State of Nevada on April 5, 2002, and its intended year end is August 31. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7. The Company has acquired a mineral property located in the Alberni Mining Division, British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resources properties. The Company has not commenced business operations.

These consolidated financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $14,749 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.

The unaudited financial information furnished herein reflects all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented. This information should be read in conjunction with the Company’s financial statements and notes thereto for the fiscal year ended August 31, 2005. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the annual financial statements for the fiscal year ended August 31, 2005, has been omitted. The results of operations for the three month period ended November 30, 2005 are not necessarily indicative of results for the entire year ending August 31, 2006.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

The consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
NOVEMBER 30, 2005
(Unaudited)
(Stated in U.S. Dollars)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Tezak Mining Corp. which was incorporated in British Columbia, Canada on September 19, 2002.

Organization and Start-up Costs

Costs of start up activities, including organizational costs, are expensed as incurred.

Mineral Property Acquisition Payments and Exploration Costs

The Company expenses all costs incurred on mineral properties to which it has secured exploration rights prior to the establishment of proven and probable reserves. If and when proven and probably reserves are determined for a property and a feasibility study prepared with respect to the property, then subsequent exploration and development costs of the property will be capitalized.

The Company regularly performs evaluations of any investment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets. All long-lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable.

Exploration expenditures

The Company follows a policy of expensing exploration expenditures until a production decision in respect of the project and the Company is reasonably assured that it will receive regulatory approval to permit mining operations, which may include the receipt of a legally binding project approval certificate.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
NOVEMBER 30, 2005
(Unaudited)
(Stated in U.S. Dollars)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Exploration expenditures (Cont’d.)

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Financial Instruments

The carrying value of cash, prepaid expenses, due to shareholder and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
NOVEMBER 30, 2005
(Unaudited)
(Stated in U.S. Dollars)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 – “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Basic and Diluted Net Loss per Share

The Company reports basic loss per share in accordance with SFAS No. 128 – “Earnings Per Share”. Basic loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. At November 30, 2005, the Company has no common stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at November 30, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Cash and Cash Equivalents

Cash consists of cash on deposit with high quality major financial institutions, and to date has not experienced losses on any of its balances. The carrying amounts approximated fair market value due to the liquidity of these deposits. For purposes of the consolidated balance sheets and statements of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. At November 30, 2005 and August 31, 2005, the Company had no cash equivalents.

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
NOVEMBER 30, 2005
(Unaudited)
(Stated in U.S. Dollars)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143’), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset.

The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of exploration. Accordingly, no liability has been recorded.

Revenue Recognition

The Company recognizes revenue in accordance with the criteria outlined in Securities Exchange Commission Staff Accounting Bulletin No. 104 (“SAP 104”), “Revenue Recognition”. Revenues will be recognized once they are earned; specifically when: (a) services are provided or products are delivered to customers, (b) clear proof that an arrangement exists, (c) amounts are fixed or can be determined, and (d) the Company’s ability to collect is reasonably assured.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In such cases, the amount of the impairment is determined based on the relative fair values of the impaired assets.

Exploration Stage Enterprise

The Company’s financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7 (“SFAS 7”), “Accounting and Reporting for Development Stage Enterprises,” as it devotes substantially all of its efforts to acquiring and exploring mineral properties in British Columbia, Canada. Until such properties are acquired and developed, the Company will continue to prepare its consolidated financial statements and related disclosures in accordance with entities in the exploration stage.

AZTEK VENTURES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
NOVEMBER 30, 2005
(Unaudited)
(Stated in U.S. Dollars)
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Regulatory Matters

The Company and its mineral property interest is subject to a variety of federal and provincial regulations governing land use, health, safety and environmental matters. The Company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

3.	MINERAL PROPERTY

Pursuant to a mineral property agreement dated September 19, 2002, the Company purchased a 100% undivided right, title and interest in a mineral claim in an area known as the Alberni Mining Division in British Columbia, Canada for a cash payment of $3,269.

4.	SHARE CAPITAL

On August 21, 2002, the Company issued 5,500,000 common shares at $0.001 for total cash proceeds of $5,500 to the president and director of the Company.

On August 31, 2005, the Company issued 2,140,625 common shares at $0.033 for total proceeds of $70,813. As at August 31, 2005, share subscription receivable related to this share issuance in the amount of $166 was shown as share subscription receivable on the consolidated balance sheets. On September 1, 2005, the $166 was received from the share subscriber.

As at November 30, 2005, there were no outstanding stock options or warrants.

5.	CONTRACTUAL OBLIGATIONS

The Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements or other matters, except as disclosed. Rental of premises is pursuant to lease for one year commencing August 1, 2005 at a rate of $225 per month.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of Aztek. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving Aztek, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Indemnification

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Aztek.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Aztek, even if they are unsuccessful in defending that action, if the officer or director:

  is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

  acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Aztek, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful.

However, with respect to actions brought by or on behalf of Aztek against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Aztek, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Article 9 of our Articles of Incorporation and Section 42 of our Bylaws states that we will indemnify our officers and directors to the full extent permitted by law for any threatened, pending or completed actions or proceedings, whether they be civil, criminal, administrative or investigative, including actions or proceedings brought by or in the right of our company.

Advance of Expenses

As permitted by Chapter 78 if the NRS, our Articles of Incorporation and Bylaws also provide that we are to advance funds to our officers or directors for the payment of expenses incurred in connection with defending a proceeding brought against them in advance of a final disposition of the action, suit or proceeding. However, as a condition of our doing so, the officers or directors to which funds are to be advanced must provide us with undertakings to repay any advanced amounts if it is ultimately determined that they are not entitled to be indemnified for those expenses.

Insurance

Chapter 78 of the NRS and our Bylaws also allow us to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

ITEM 25.           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses(1)	US($)
SEC Registration Fee Transfer Agent Fees Accounting Fees and Expenses Legal Fees and Expenses Miscellaneous	$15 $1,000 $5,000 $10,000 $1,000
Total	$17,015

(1)	All amounts are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.           RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 2,140,625 shares of our common stock at a price of $0.04 CDN (approximately $0.034 US) per share to a total of 48 purchasers on August 31, 2005. The total amount we received from this offering was $85,625 CDN (approximately $73,647 US). We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27.           EXHIBITS

Exhibit
Number	Description of Exhibits

3.1	Articles of Incorporation.

3.2	Amendment to Articles of Incorporation.

3.3	Bylaws, as amended.

4.1	Form of Share Certificate.

5.1	Opinion of O’Neill Law Group PLLC with consent to use.

10.1	Purchase Agreement dated September 19, 2002 between Patricia L. Shore and Tekaz Mining Corp.

21.1	List of Subsidiaries.

23.1	Consent of Telford Sadovnick, PLLC, Certified Public Accountants.

23.2	Consent of Laurence Sookochoff, P.Eng., Consulting Geologist.

ITEM 28.           UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(c)	Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on April 6, 2006.

AZTEK VENTURES INC.

By:	/s/ Curt White
CURT WHITE
President
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

	President and Director	April 6, 2006
/s/ Curt White	(Principal Executive Officer)
CURT WHITE

	Secretary, Treasurer and Director	April 6, 2006
/s/ Teresa Rzepczyk	(Principal Financial Officer)
TERESA RZEPCZYK